     Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

         In connection with the shareholder report of American Century Strategic
Asset Allocations, Inc. (the "Registrant") on Form N-CSR for the period ending
May 31, 2003 (the "Report"), we, the undersigned, certify, pursuant to Section
906 of the Sarbanes-Oxley Act of 2002, that:

(1)   The Report fully complies with the requirements of Section 15(d) of the
      Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the
      Registrant.

Dated:  July 30, 2003

                                /s/William M. Lyons
                                William M. Lyons
                                President
                                (chief executive officer)

                                /s/Maryanne L. Roepke
                                Maryanne L. Roepke
                                Sr. Vice President, Treasurer & Chief Accounting
                                Officer
                                (chief financial officer)